                                  EXHIBIT 2(i)

                            Articles of Incorporation






                                Articles of Inc

                              ARTICLES OF AMENDMENT

         Pursuant to Section 16-10a-1006 of the Utah Revised Business Corporation Act, Dreams, Inc., a Utah corporation hereby files with the Utah Division of Corporations and Commercial Code the following Articles of
Amendment:

         FIRST:   The name of the corporation is Dreams, Inc.

         SECOND: The following Article replaces in its entirety the correspondingly numbered Article in the Company's Revised Articles of Incorporation:

                               ARTICLE IV - STOCK

                           THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK WHICH
                  THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 100,000,000 (ONE HUNDRED MILLION) NO PAR VALUE PER SHARE.

                           UPON THE EFFECTIVENESS OF THESE ARTICLES OF AMENDMENT
                  PURSUANT TO THE UTAH REVISED BUSINESS CORPORATION ACT, EACH SHARE OF THE CORPORATION'S PREVIOUSLY ISSUED AND OUTSTANDING $0.05 PAR VALUE COMMON STOCK SHALL BE DEEMED CONVERTED INTO ONE SHARE OF THIS CORPORATION'S NO PAR VALUE COMMON STOCK. THE CORPORATION SHALL INSTITUTE PROCEDURES TO PROVIDE FOR THE ORDERLY EXCHANGE OF CERTIFICATES.

         THIRD: Provisions for implementing the conversion of $0.05 par value common shares into no par value common shares are contained in
                  Article IV.

         FOURTH:  The Amendment was adopted on January 14, 1999.

         FIFTH: The Amendment was approved by the Company's shareholders. The number of shares of common stock, the Company's only class of stock, issued and outstanding on January 14, 1999 was 40,148,500 (Forty Million One Hundred Forty Eight Thousand Five Hundred).

         SIXTH: The number of shares entitled to be voted was 40,148,500 (Forty Million One Hundred Forty Eight Thousand Five Hundred).

         SEVENTH: 23,946,495 (Twenty Three Million Nine Hundred Forty Six
                  Thousand Four Hundred Ninety Five) shares were indisputably represented at the meeting.

         EIGHTH: The total number of shares cast in favor of the above amendment was 23,946,495 (Twenty Three Million Nine Hundred Forth Six Thousand Four Hundred Ninety Five) and the total number of shares cast against the above

                                ArtOfInc Page 1
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                  amendment was - 0 - (None). The number of votes cast for
                  the amendment was sufficient for approval.

          Filed in accordance with Section 16-10a-120 of the Utah Revised Business Corporation Act this 14th day of January, 1999.

                                           DREAMS, INC., a Utah corporation


                                           By:
                                              ----------------------------------
                                                    SAM D. BATTISTONE
                                           Its: President


                                           By:
                                              ----------------------------------
                                                    MARK VINER
                                           Its:  Secretary

STATE OF NEVADA     )
                    : ss.
COUNTY OF CLARK     )

         On the 14th day of January, 1999, before me, the undersigned Notary, personally appeared Sam D. Battistone, known or identified to me to be the President of Dreams, Inc., a Utah corporation, and acknowledged to me that such corporation executed the foregoing instrument.

         Dated this 14th day of January, 1999.




                                            ------------------------------------
                                            NOTARY PUBLIC
My Commission Expires:




                                 ArtOfInc Page 2

STATE OF NEVADA     )
                    : ss.
COUNTY OF CLARK     )

         On the 14th day of January, 1999, before me, the undersigned Notary, personally appeared Mark Viner, known or identified to me to be the Secretary of Dreams, Inc., a Utah corporation, and acknowledged to me that such corporation executed the foregoing instrument.

         Dated this 14th day of January, 1999.


                                      ------------------------------------------
                                      NOTARY PUBLIC
My Commission Expires:





                                 ArtOfInc Page 3

                              ARTICLES OF AMENDMENT


         Pursuant to Section 16-10a-1006 of the Utah Revised Business Corporation Act, the corporation known prior to this amendment as StratAmerica Corporation hereby files with the Utah Division of Corporations and Commercial Code the following Articles of Amendment:

         FIRST: The name of the corporation, prior to the effectiveness of this amendment, is StratAmerica Corporation.

         SECOND: The following articles replace in their entirety the correspondingly numbered articles in the Company's Revised Articles of Incorporation:

                                ARTICLE I - NAME

         The name of this corporation is Dreams, Inc.

                               ARTICLE IV - STOCK

         The aggregate number of shares of common stock which this corporation shall have authority to issue is 50,000,000 (fifty million) $.05 par value per share.

                         ARTICLE V - INDEMNIFICATION AND
                             LIMITATION OF LIABILITY

         This corporation shall indemnify all officers, directors and agents to the fullest extent permitted by law.

         To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, directors of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

         Neither any amendment nor repeal of this resolution, or the adoption of any provision of the Articles of Incorporation of this corporation inconsistent with this resolution, shall eliminate or reduce the effect of this resolution in respect of any matter occurring, or any cause of action, suit or claim that, but for this resolution, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         THIRD: Each of the above amendments were adopted on March 28, 1996, by the Shareholders of the Company in the manner prescribed by Utah law.

         FOURTH: The number of shares of common stock, the Company's only class of stock, issued and outstanding on March 28, 1996, was 10,000,000 (ten million).



                                ArtOfInc Page 4

         FIFTH: The number of shares entitled to be voted was 10,000,000 (ten million).

         SIXTH: The total number of shares cast in favor of all the above amendments was 8,117,490 and the total number of shares cast against the above amendments was 18,540.

         SEVENTH: 8,132,430 shares were indisputably represented at the meeting.

         Filed in accordance with Section 16-10a-120 of the Utah Revised Business Corporation Act this 28th day of March, 1996.

                                       STRATAMERICA CORPORATION, a
                                        Utah corporation


                                       By:____________________________________
                                                SAM D. BATTISTONE
                                       Its:  President


                                       By:____________________________________
                                                     DALE E. LARSSON
                                       Its:  Secretary

STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )

         On the 28th day of March, 1996, before me, the undersigned Notary, personally appeared Sam D. Battistone, known or identified to me to be the President of StratAmerica Corporation, and acknowledged to me that such corporation executed the foregoing instrument.

         Dated this 28th day of March, 1996.


                                            -----------------------------------
                                            NOTARY PUBLIC
My Commission Expires:






                                 ArtOfInc Page 5

STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )

         On the 28th day of March, 1996, before me, the undersigned Notary, personally appeared Dale E. Larsson, known or identified to me to be the Secretary of StratAmerica Corporation, and acknowledged to me that such corporation executed the foregoing instrument.

         Dated this 28th day of March, 1996.


                                            -----------------------------------
                                            NOTARY PUBLIC
My Commission Expires:











                                 ArtOfInc Page 6

                        REVISED ARTICLES OF INCORPORATION

                           OF STRATAMERICA CORPORATION

                                ARTICLE I - NAME

         The name of this corporation is StratAmerica Corporation.

                              ARTICLE II - DURATION

         The duration of this corporation is perpetual.

                             ARTICLE III - PURPOSES

         A. The purposes for which this corporation is organized are to engage in all aspects of the restaurant business.

         B. This corporation shall have all of the powers granted or allowed by the Utah Business Corporation Act, as may be amended from time to time, and all of the powers necessary or convenient to effect any or all of the purposes for which this corporation is organized.

         C. This corporation shall have power to acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including, without limitation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interest therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted any unreserved earned surplus and/or unrestricted and unreserved capital surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

         D. This corporation shall have power to act as fully and to the same extent as a natural person might, or could do, in any part of the world as principal, agent, partner, general or limited, trustee or otherwise, either alone or in conjunction with any person, firm or corporation.

                               ARTICLE IV - STOCK

         The aggregate number of shares of common stock which this corporation shall have authority to issue is 10,000,000 shares, $.05 par value share.






                                 ArtOfInc Page 7

         Effective upon the issuance by the Utah Division of Corporations and Commercial Code of a Certificate of Revision effecting these Revised Articles of Incorporation, each five shares of the corporation's previously issued and outstanding $.01 par value stock shall be deemed converted into one share of the corporation's $.05 par value common stock. The corporation shall institute procedures to provide for the orderly exchange of certificates and payment for fractional shares.

             ARTICLE V - INDEMNIFICATION AND LIMITATION OF LIABILITY

         This corporation shall indemnify all officers, directors and agents to the fullest extent permitted by law.

         To the fullest extent permitted by the Utah Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                         ARTICLE VI - PRE-EMPTIVE RIGHTS

         Shareholders shall not have pre-emptive rights to acquire shares of common stock of this corporation.

                             ARTICLE VII - DIRECTORS

         The number of Directors shall be not less than three (3). The number of Directors constituting the initial Board of Directors is three (3). Thereafter, the number of Directors shall be determined by the Bylaws.

                         ARTICLE VII - COMMON DIRECTORS

         No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose of: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.





                                 ArtOfInc Page 8

                          ARTICLE IX - REVISED ARTICLES

         These Revised Articles of Incorporation supercede the original Articles of Incorporation and all amendments thereto.

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                           OF STRATAMERICA CORPORATION

         Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   The following Amendment to the Articles of Incorporation was adopted by the shareholders of StratAmerica Corporation on June 2, 1989 in the manner prescribed by the Utah Business Corporation Act:

         The attached Revised Articles of Incorporation were adopted and are incorporated by this reference.

         SECOND: The number of shares of common stock of the corporation outstanding at the time of such adoption was 24,630,981 and the number of shares entitled to vote thereon was 24,630,981.

         THIRD:   The number of shares voted for such amendment was 18.585,683 and the number of shares voted against such amendment was 57,750.

         FOURTH: The exchange and cancellation of issued certificates and the issuance and delivery of new certificates shall be effected in the manner set forth in the Revised Articles of Incorporation.

         FIFTH:   Stated capital of StratAmerica Corporation is not changed by this Amendment.

                                            STRATAMERICA CORPORATION


                                            By:
                                               ---------------------------------
                                               Sam D. Battistone, President

         ATTESTED AND VERIFIED this 8th day of June, 1989.


-----------------------------------
Dale E. Larsson, Secretary




                                ArtOfInc Page 9

STATE OF CALIFORNIA     )
                        :ss.
COUNTY OF RIVERSIDE     )

         The foregoing instrument was acknowledged before me this 8th day of June, 1989, by Sam D. Battistone, President of StratAmerica Corporation, a Utah corporation.


                                       ---------------------------------------
                                       NOTARY PUBLIC
                                       Residing at:
                                                    --------------------------




                                ArtOfInc Page 10

STATE OF UTAH           )
                        :ss.
COUNTY OF SALT LAKE     )

         The foregoing instrument was acknowledged before me this 8th day of June, 1989, by Dale E. Larsson, Secretary of StratAmerica Corporation, a Utah corporation.


                                       ---------------------------------------
                                       NOTARY PUBLIC
                                       Residing at:
                                                   ---------------------------

My Commission Expires:

---------------------






                                ArtOfInc Page 11